    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2000
                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                            MACROVISION CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                        77-0156161
 (State or other jurisdiction   (I.R.S. Employer Identification)
incorporation or organization)

                               1341 ORLEANS DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 743-8600

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           --------------------------

                                 IAN R. HALIFAX
                            CHIEF FINANCIAL OFFICER
                            MACROVISION CORPORATION
                               1341 ORLEANS DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 743-8600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

             DAVID W. HERBST                                 J. ROBERT SUFFOLETTA
             NANCY H. WOJTAS                                    DAVID R. KING
              DAVID M. PIKE                           WILSON SONSINI GOODRICH & ROSATI,
      MANATT, PHELPS & PHILLIPS, LLP                       PROFESSIONAL CORPORATION
       3030 HANSEN WAY, SUITE 100                             650 PAGE MILL ROAD
       PALO ALTO, CALIFORNIA 94304                       PALO ALTO, CALIFORNIA 94304
              (650) 812-1300                                    (650) 493-9300

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-93477

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM   PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE        AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED            BE REGISTERED        PER SHARE       OFFERING PRICE    REGISTRATION FEE(1)
Common Stock, $0.001 par value per
  share...................................       230,000           $106.875          $24,581,250           $6,490

(1) The Company previously registered an aggregate of $138,756,240 worth of common stock on a Registration Statement of Form S-3 (Registration Number 333-93477), for which a filing fee of $36,632 was paid upon the filing of such Registration Statement. The Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission. The Registrant will not revoke such instruction, and it has sufficient funds in such account to cover the amount of the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-3, File No. 333-93477 declared effective January 24, 2000 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 25, 2000.

                                             MACROVISION CORPORATION

                                             By:  /s/ WILLIAM A. KREPICK
                                                  ------------------------------------------
                                                  William A. Krepick
                                                  President and Chief Operating Officer

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                        NAME                                        TITLE                      DATE
                        ----                                        -----                      ----
PRINCIPAL EXECUTIVE OFFICER:
                                                         Chairman of the Board of
                  /s/ JOHN O. RYAN                         Directors, Chief
     -------------------------------------------           Executive Officer and         January 25, 2000
                    John O. Ryan                           Director

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:

                 /s/ IAN R. HALIFAX                      Vice President, Finance and
     -------------------------------------------           Administration and Chief      January 25, 2000
                   Ian R. Halifax                          Financial Officer

ADDITIONAL DIRECTORS:

               /s/ WILLIAM A. KREPICK
     -------------------------------------------         Director                        January 25, 2000
                 William A. Krepick

               /s/ RICHARD S. MATUSZAK
     -------------------------------------------         Director                        January 25, 2000
                 Richard S. Matuszak

                 /s/ DONNA S. BIRKS
     -------------------------------------------         Director                        January 25, 2000
                   Donna S. Birks

               /s/ WILLIAM N. STIRLEN
     -------------------------------------------         Director                        January 25, 2000
                 William N. Stirlen

                /s/ THOMAS WERTHEIMER
     -------------------------------------------         Director                        January 25, 2000
                  Thomas Wertheimer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                     EXHIBIT TITLE
-------                    -------------
 1.01*                     Form of Underwriting Agreement.
 5.01                      Opinion of Manatt, Phelps & Phillips, LLP regarding legality of the securities being issued.
10.01*++                   Letter Agreement dated November 24, 1999 between the
                             Registrant and TTR Technologies, Inc.
23.01                      Consent of Manatt, Phelps & Phillips, LLP (included in
                             Exhibit 5.01).
23.02                      Consent of KPMG LLP.
24.01*                     Power of Attorney (included on page II-4).

------------------------

*   Incorporated by reference to the Prior Registration Statement.

++ The Registrant has requested confidential treatment for portions of this exhibit. The omitted material has been separately filed with the Securities and Exchange Commission.